UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders of Odyssey Marine Exploration, Inc. (“Odyssey”) on June 9, 2015, Odyssey’s stockholders approved a 1-for-6 reverse stock split. On February 9, 2016, Odyssey’s Board of Directors authorized an additional 1-for-2 reverse stock split, to be effective immediately after the stockholder-approved 1-for-6 reverse stock split is implemented. The two reverse stock splits have the combined effect of a 1-for-12 reverse stock split. At the effective time of the reverse stock splits, every 12 shares of issued and outstanding common stock will be converted into 1 share of issued and outstanding common stock, and the authorized shares of common stock will be reduced from 150,000,000 to 75,000,000 shares.

On February 18, 2016, Odyssey filed a Certificate of Amendment and a Certificate of Change with the Secretary of State of Nevada relating to the reverse stock splits, which will be effective on February 19, 2016. The Certificate of Amendment and the Certificate of Change are attached hereto as Exhibit 3.1 and 3.2, respectively, and are incorporated herein by reference.

Odyssey anticipates the reverse stock splits will be effective for trading purposes upon the commencement of trading on Monday, February 22, 2016, at which point Odyssey’s common stock will begin trading on a split-adjusted basis on the NASDAQ Capital Market.

The Certificate of Amendment also sets forth a restatement of Article VII of Odyssey’s articles of incorporation. Prior to the restatement, Article VII provided that Odyssey was authorized to provide indemnification to its directors, officers, employees, and agents. As restated, Article VII provides that the liability of Odyssey’s directors and officers shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, and that the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit or proceeding shall be paid by Odyssey or through insurance purchased and maintained by Odyssey or through other financial arrangements made by Odyssey, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by Odyssey.

Item 8.01	Other Events.

On February 18, 2016, Odyssey issued a press release relating to the matters described in Item 5.03 above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

3.1	Certificate of Amendment

3.2	Certificate of Change

99.1	Press release issued by Odyssey on February 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: February 19, 2016	By:	/s/ Philip S. Devine
Philip S. Devine
Chief Financial Officer